UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	October 31, 2014 (October 30, 2014)

WAYNE SAVINGS BANCSHARES, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-23433	31-1557791
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

151 N. Market St., Wooster		44691
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code	(330) 264-5767

Not Applicable
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)          On October 30, 2014, Wayne Savings Bancshares, Inc. (the “Company”) issued a press release announcing the appointment of H. Stewart Fitz Gibbon III as President and Chief Executive Officer of the Company and of the Company’s wholly-owned subsidiary, Wayne Savings Community Bank (the “Bank”), effective November 3, 2014. Mr. Fitz Gibbon will replace Rod C. Steiger who is retiring from the Company and the Bank effective December 31, 2014. A copy of the press release dated October 30, 2014 is attached as Exhibit 99 to this report. There is no agreement or understanding between Mr. Fitz Gibbon and the Company and any person pursuant to which Mr. Fitz Gibbon has been appointed President and Chief Executive Officer. The press release is being furnished to the SEC and shall not be deemed to be “filed” for any purpose.

Mr. Fitz Gibbon, who is 57 years of age, has been with the Company and the Bank since September 2005, starting as Senior Vice President, Chief Financial Officer, Secretary and Treasurer and advancing to Executive Vice President, Chief Operating Officer, Chief Risk Officer, Secretary and Treasurer of the Company and President, Chief Operating Officer, Chief Risk Officer, Secretary, Treasurer and Director of the Bank prior to this new appointment. Mr. Fitz Gibbon has over 30 years of experience in the banking industry.

There are no family relationships between Mr. Fitz Gibbon and any of the Company’s other executive officers or directors. Mr. Fitz Gibbon has not been a party to any transaction with the Company in which the amount exceeds $120,000 and in which he had a direct or indirect material interest.

The Company and Mr. Fitz Gibbon intend to enter into a new employment agreement which will provide that Mr. Fitz Gibbon will serve as the Company’s President and Chief Executive Officer for a term of two years. The agreement will renew annually for one additional year unless notice to the contrary is given. The agreement will provide for termination by the Company for cause at any time. The agreement will also provide for a severance payment of two times Mr. Fitz Gibbon’s highest annual base salary and bonus under certain circumstances, including termination or resignation of Mr. Fitz Gibbon following a change in control of the Company. The new employment agreement will replace an existing employment agreement that is scheduled to expire in November 2015 in accordance with its terms.

Item 9.01	Financial Statements and Exhibits

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits

Exhibit No.	Description

99	Press release, dated October 30, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WAYNE SAVINGS BANCSHARES, INC.

By:	/s/ H. Stewart Fitz Gibbon III
Name:	H. Stewart Fitz Gibbon III
Title:	Executive Vice President, Chief Operating Officer, Chief Risk Officer, Secretary and Treasurer

Date: October 31, 2014